Exhibit 10.12

COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

IN RESPECT OF CONTRACTS, LICENSES AND PERMITS

1.	PARTIES. BR METROWEST, LLC, a Delaware limited liability company, having a place of business at c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019 (hereinafter called “Assignor”) as of this 30th day of October, 2017, hereby assigns, transfers, sets over, pledges, and, if applicable, delivers, to KEYBANK NATIONAL ASSOCIATION, a national banking association as agent under a Credit Agreement (hereinafter called the “Credit Agreement”) dated October 4, 2017 among BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware limited partnership (as “Parent Borrower”) and various other Subsidiary Borrowers thereof collectively as “Borrower”, KeyBank National Association and the other lending institutions which become parties to the Credit Agreement (KeyBank National Association and the other lending institutions which become parties to the Credit Agreement are collectively referred to as the “Lenders” and individually as the “Lender”), and KeyBank National Association, as Agent (hereinafter called “Agent”), having a place of business at 225 Franklin Street, Boston, Massachusetts 02110 and hereby grants to Agent a continuing security interest in the Assigned Contracts and Permits (as defined herein) to secure the Obligations (as defined herein) for the purpose of securing the “Obligations” as defined in that certain Subsidiary Guaranty entered into by Assignor in favor of Agent and the Lenders dated as of the date hereof (as the same may be modified, amended or supplemented, the “Subsidiary Guaranty”).

2.	CREDIT AGREEMENT; DEFINED TERMS. This collateral assignment and security agreement (“Assignment of Contracts” or “Collateral Assignment”) is given pursuant to the terms, provisions and conditions of the Credit Agreement. Capitalized terms not otherwise specifically defined herein shall have the same meaning herein as in the Credit Agreement.

3.	ASSIGNED CONTRACTS AND PERMITS. The term “Assigned Contracts and Permits” shall mean all of the contracts, licenses, permits, approvals, agreements and warranties, and all of Assignor’s right, title and interest therein, whether now owned or hereafter acquired, and all proceeds and products thereof, and all accounts, contract rights and general intangibles related thereto, which are in any manner related to the Mortgaged Property (as defined in the associated Mortgage) owned by Assignor; provided, however, that in no event shall the term “Assigned Contracts and Permits” include any contract, license, permit, approval, agreement or warranty which is either not assignable by Assignor by its terms or not assignable without the consent of a third party.

4.	OBLIGATIONS. The term “Obligations” shall have the meaning ascribed to such term in the Subsidiary Guaranty.

5.	COVENANTS, WARRANTIES AND REPRESENTATIONS. Assignor covenants with, and warrants and represents to, Agent and Lenders that:

5.1	Assignor is and shall be the owner of the Assigned Contracts and Permits free and clear of all pledges, liens, security interests and other encumbrances of every nature whatsoever except in favor of Agent;

5.2	Assignor has the full right, power and authority to assign, and to grant the pledge of and security interest in, the Assigned Contracts and Permits as herein provided;

5.3	The execution, delivery and performance of this Collateral Assignment by Assignor does not and will not result in the violation of any mortgage, indenture, contract, instrument, agreement, judgment, decree, order, statute, rule or regulation to which Assignor is subject or by which it or any of its property is bound;

5.4	Assignor shall not make any other assignment of, or permit any pledge, lien, security interest or encumbrance to exist with respect to, the Assigned Contracts and Permits except in favor of Agent, and Assignor shall not otherwise transfer, assign, sell or exchange its interest in the Assigned Contracts and Permits;

5.5	A true and complete executed counterpart, or certified copy, of each Assigned Contract and Permit, the absence of which would have a Material Adverse Effect, which now exists and which is evidenced by a written agreement or document has been delivered to Agent and a true and complete counterpart, or certified copy, of each Assigned Contract and Permit, the absence of which would have a Material Adverse Effect, which becomes effective or is issued in the future shall be promptly delivered to Agent;

5.6	Each Assigned Contract and Permit presently in existence is in full force and effect, is valid and enforceable in accordance with its terms, has not been modified, and to Assignor’s knowledge, no default exists thereunder on the part of any party thereto. Each Assigned Contract and Permit which comes into existence after the date hereof shall be valid and enforceable in accordance with its terms as of the date thereof;

5.7	No Assigned Contract and Permit shall be amended, modified or changed in any material respect, have any of its material terms waived by Assignor, or cancelled or terminated, without Agent’s prior written consent in each instance, such consent not to be unreasonably withheld or delayed; and

5.8	Assignor shall pay and perform all of its obligations under or with respect to each Assigned Contract and Permit and not permit any default by it to exist with respect thereto or if any such default occurs, to promptly cure such default. Assignor shall exercise all commercially reasonable efforts necessary to enforce or secure performance by any other party to any Assigned Contract and Permit.

Notwithstanding the foregoing provisions of this Section 5: (a) it shall not be a violation or default under this Collateral Assignment unless a breach of a particular representation, warranty or covenant contained in this Section 5 creates a Material Adverse Effect, as defined in the Credit Agreement; and (b) Assignor shall be allowed to enter into contracts, licenses, permits, approvals, and agreements related to the Mortgaged Property and to amend, modify, and otherwise alter existing contracts, licenses, permits, approvals, and agreements related to the Mortgaged Property without the consent of or notice to Agent or Lenders, unless required pursuant to the terms of the Credit Agreement or unless it would cause a Material Adverse Effect.

6.	RIGHTS OF ASSIGNOR PRIOR TO DEFAULT. So long as there is no continuing Event of Default, Assignor shall have and may exercise all rights as the owner or holder of the Assigned Contracts and Permits which are lawful and are not inconsistent with the provisions of the Loan Documents. Immediately upon the occurrence and during the continuance of any Event of Default, the right described in the preceding sentence shall cease and terminate, and in such event Agent is hereby expressly and irrevocably authorized, but not required, to exercise every right, option, power or authority inuring to Assignor under any one or more of the Assigned Contracts and Permits as fully as Assignor could itself.

7.	IRREVOCABLE DIRECTION. Assignor hereby irrevocably directs the contracting party to, or grantor or licensor of, any such Assigned Contract and Permit, to the extent not prohibited by either such Assigned Contract and Permit or applicable law, or to the extent permitted under any recognition or other agreement executed by such grantor or licensor, upon demand and after notice from Agent of the occurrence of an Event of Default under any of the Loan Documents, to recognize and accept Agent as the holder of such Assigned Contract and Permit for any and all purposes as fully as it would recognize and accept Assignor and the performance of Assignor thereunder. Assignor does hereby constitute and appoint Agent, while this Collateral Assignment remains in force and effect, irrevocably, and with full power of substitution and revocation, its true and lawful attorney for and in its name, place and stead, after the occurrence and during the continuance of such an Event of Default, to demand and enforce compliance with all the terms and conditions of the Assigned Contracts and Permits and all benefits accrued thereunder, whether at law, in equity or otherwise.

8.	UCC RIGHTS AND REMEDIES. Further, and without limitation of the foregoing rights and remedies, upon and during the continuance of an Event of Default Agent shall have the rights and remedies of a secured party under the Uniform Commercial Code, as enacted in the State in which the Mortgaged Property is located, with respect to the Assigned Contracts and Permits, in addition to the rights and remedies otherwise provided for herein or by law or in equity or in any other Loan Document. The Agent shall give Assignor ten (10) days prior written notice of the time and place of any public sale of any such Assigned Contract and Permit or the time after which any private sale or any other intended disposition is to be made. After deducting all expenses incurred in connection with the enforcement of its rights hereunder, Agent shall cause the proceeds of the Assigned Contracts and Permits to be applied to the Obligations in such order as set forth in the Credit Agreement or, if not addressed in the Credit Agreement, in order as Agent may determine and Assignor shall remain liable for any deficiency.

9.	INDEMNIFICATION. Assignor hereby agrees to indemnify and to defend and hold Agent and the Lenders harmless against and from all liability, loss, damage and expense, including reasonable and actual attorneys’ fees, which it may or shall incur by reason of this Collateral Assignment, or by reason of any commercially reasonable action taken in good faith by Agent hereunder or with respect to the Assigned Contracts and Permits, and against and from any and all claims and demands whatsoever which may be asserted against Agent or any Lender by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants and conditions contained in any of the Assigned Contracts and Permits and except for any loss, damage, or expense arising from the gross negligence or willful misconduct of Agent, Lenders, or the agents of any of them. Should Agent or any Lender incur any such liability, loss, damage or expense, the amount thereof, together with interest thereon at the Default Rate of interest under the Credit Agreement, shall be payable by Assignor to Agent and the Lenders immediately upon demand, or at the option of Agent, Agent may reimburse itself therefor out of any receipts, rents, income or profits of the Property collected by Agent before the application of such receipts, rents, income or profits to any other Obligations.

10.	AGENT/LENDER NOT OBLIGATED. Nothing contained herein or elsewhere shall operate to obligate, or be construed to obligate, Agent or any Lender to perform any of the terms, covenants or conditions contained in the Assigned Contracts and Permits or otherwise to impose any obligation upon Agent or any Lender with respect to the Assigned Contracts and Permits prior to written notice by Agent to Assignor of Agent’s election to assume Assignor’s obligations under one or more of the Assigned Contracts and Permits. Prior to written notice from Agent of such election, this Collateral Assignment shall not operate to place upon Agent any responsibility for the operation, control, care, management or repair of the Property or for the payment, performance or observance of any obligation, requirement or condition under any such Assigned Contract and Permit, or under any agreement in respect to any such Assigned Contract and Permit, and the execution of this Collateral Assignment by Assignor shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Property as well as the payment, performance or observance of any obligation, requirement or condition under the Assigned Contracts and Permits is and shall be that of Assignor, prior to written notice from Agent of such election. Even if Agent does exercise its rights, it shall only be liable to any of the other parties to the Assigned Contracts and Permits only during the period that it is exercising the rights of Assignor under the Assigned Contracts and Permits, and at all times Assignor retains the obligation to reimburse Agent promptly upon demand or otherwise pay when due all obligations incurred in connection with the Assigned Contracts and Permits.

11.	FURTHER ASSURANCES; UCC FILINGS. Assignor agrees to execute and deliver to Agent, at any time or times during which this Collateral Assignment shall be in effect, such further instruments as Agent in good faith may reasonably deem necessary to make effective this Collateral Assignment, the security interest created hereby and the covenants of Assignor herein contained. To evidence such security interest, at the request of Agent, Assignor shall, in a form satisfactory to Agent, execute and deliver one or more financing statements, and any continuation thereof, pursuant to the provisions of the Uniform Commercial Code as enacted in the State in which the Mortgaged Property is located and shall pay the cost for filing thereof.

12.	NO WAIVER: CUMULATIVE RIGHTS. Failure of Agent to avail itself of any of the terms, covenants, and conditions of this Collateral Assignment for any period of time, or at any time or times, shall not be construed or deemed to be a waiver of any of its rights hereunder. The rights and remedies of Agent under this Collateral Assignment are cumulative and are not in lieu of, but are in addition to, any other rights and remedies which Agent shall have under or by virtue of the Obligations and the Loan Documents. The rights and remedies of Agent hereunder may be exercised from time to time and as often as such exercise is deemed expedient by Agent.

13.	AGENT/LENDER: RIGHT TO ASSIGN. Assignor agrees that upon any sale or transfer by Agent and the Lenders of the Loan Documents and the indebtedness evidenced thereby in accordance with the Credit Agreement, or upon any person acquiring the Mortgaged Property or any interest therein, Agent may deliver to the purchaser or transferee the Assigned Contracts and Permits and may assign to such purchaser or transferee the rights of Agent hereunder, who shall thereupon become vested with all powers and rights given to Agent and the Lenders in respect thereto (and subject to Agent’s obligations hereunder), and Agent and the Lenders shall be forever relieved and fully discharged from any liability or responsibility thereafter accruing in connection therewith, subject to the terms of the Credit Agreement. In no event shall Agent be liable with respect to, or on account of, the Assigned Contracts and Permits, except for the safekeeping of any instruments delivered to Agent pursuant hereto, and Agent shall specifically have no obligation to enforce any rights against any contractor, or grantor or issuer.

14.	TERMINATION AND REASSIGNMENT. Upon full payment and performance of the obligations and liabilities set forth or contained in this Collateral Assignment and the other Loan Documents (excluding only any liabilities which might arise in the future under the Environmental Indemnity), or upon the earlier release of the Mortgage, this Collateral Assignment shall become and be void and of no effect and, in that event, upon the request of Assignor, Agent covenants to execute and deliver to Assignor instruments effective to evidence the termination of this Collateral Assignment and the reassignment (without recourse) to Assignor of the Assigned Contracts and Permits and the rights, title, interest, power and authority assigned herein; provided, however, that any affidavit, certificate or other written statement of any officer of Agent stating that any part of said indebtedness remains unpaid shall be and constitute conclusive evidence (absent manifest error) of the then validity, effectiveness and continuing force of this Collateral Assignment and any person, firm, or corporation receiving any such affidavit, certificate or statement may, and is hereby authorized to rely thereon.

15.	COPIES OF DEFAULT NOTICES. Assignor agrees to provide Agent promptly, but in any event within five (5) Business Days after receipt or knowledge thereof by Assignor, with copies of any and all notices received by Assignor which allege, either directly or indirectly, that Assignor is in default of, or deficient in the performance of the terms of any obligation of Assignor under, any Assigned Contract and Permit, or that any fact or circumstance exists which could reasonably lead to the termination, suspension, revocation or loss of any Assigned Contract and Permit, but the notice under this Section 15 shall only be required if the alleged default, deficiency, fact, or circumstance could reasonably give rise to a Material Adverse Effect.

16.	NO CANCELLATION. Except as set forth in Section 5 hereof, Assignor covenants and agrees that without the prior written consent of Agent in each instance, Assignor will not permit or agree to any cancellation, abridgement, or modification of any of the material terms, covenants and conditions of any Assigned Contract and Permit.

17.	NOTICES. Any notices given pursuant to this Collateral Assignment shall be sufficient only if given in the manner provided for in the Credit Agreement.

18.	SUCCESSORS AND ASSIGNS. All of the agreements, obligations, undertakings, representations and warranties herein made by Assignor shall inure to the benefit of Agent, each Lender and their successors and assigns and shall bind Assignor and its successors and assigns.

19.	CAPTIONS AND HEADINGS. Captions and headings in this Collateral Assignment are intended solely for the convenience of the parties and shall not be considered in the determination of the meaning of any provision hereof.

20.	GRACE PERIODS AND NOTICE. The cure period and notice provisions set forth in the Credit Agreement shall be applicable to any default under this Collateral Assignment.

21.	COUNTERPARTS. This Collateral Assignment may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such collateral assignment is sought.

22.	GOVERNING LAW. This Collateral Assignment shall be governed by, and construed in accordance with, the laws of the State of New York. Notwithstanding the foregoing choice of law, matters relating to the creation, perfection, priority and enforcement of the liens on and security interests in the Assigned Contracts and Permits, shall be governed by the laws of the State in which the Mortgaged Property is located.

[Signatures appear on next page]

IN WITNESS WHEREOF, Assignor has caused this Collateral Assignment to be duly executed and delivered as of the date first written above.

ASSIGNOR:

BR METROWEST, LLC,
a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

STATE OF NEW YORK

COUNTY OF NEW YORK

On October 20, 2017, before me, Dale Pozzi, personally appeared Jordan Ruddy, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

He is personally known to me.

I certify under PENALTY OF PERJURY under the laws of the State of New York that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature           /s/ Dale Pozzi           (Seal)

[Collateral Assignment of Contracts Signature Page]